EXHIBIT 3.(i)
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                          CERTIFICATE OF INCORPORATION

                                       OF

                        GUARANTY FEDERAL BANCSHARES, INC.


                                    ARTICLE I

                                      Name

         The name of the corporation is Guaranty Federal Bancshares, Inc. (herein the "Corporation").


                                   ARTICLE II

                                Registered Office

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

                                     Powers

         The purpose for which the Corporation is organized is to act as a savings and loan holding company and to transact all other lawful business for which corporations may be incorporated pursuant to the laws of the State of Delaware. The Corporation shall have all the powers of a corporation organized under said laws.


                                   ARTICLE IV

                                      Term

         The Corporation is to have perpetual existence.


                                    ARTICLE V

                                  Incorporators

         The name and mailing address of the incorporator is as follows:

         Name                                      Mailing Address

James E. Haseltine                                 1341 W. Battlefield
                                                   Springfield, Missouri  65807


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                                   ARTICLE VI

                                  Capital Stock

         The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 12,000,000, of which 10,000,000 are to be shares of common stock, $.10 par value per share, and of which 2,000,000 are to be shares of serial preferred stock, $.01 par value per share. The shares may be issued by the Corporation without the approval of stockholders except as otherwise provided in this Article VI or the rules of a national securities exchange, if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         A  description  of the  different  classes  and  series (if any) of the
Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

         A. Common Stock. Except as provided in this Certificate the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when as declared by the board of directors of the Corporation.

         In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

         Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

         B. Serial Preferred Stock. Except as provided in this Certificate the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and

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relative, participating,  optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including, but not limited to determination of any of the following:

         1. the distinctive serial designation and the number of shares constituting such series; and

         2. the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends; and

         3. the voting powers, full or limited, if any, of the shares of such series; and

         4. whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed; and

         5. the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

         6. whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds; and

         7. whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; and

         8. the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

         9. whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.


                                   ARTICLE VII

                                Preemptive Rights

         No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or

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series;  but any such  unissued  stock,  bonds,  certificates  of  indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.


                                  ARTICLE VIII

                              Repurchase of Shares

         The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law or regulation.


                                   ARTICLE IX

                   Meetings of Stockholders; Cumulative Voting

         A. Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         B. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the Bylaws of the Corporation, include the power and authority to call such meetings, but such special meetings may not be called by any other person or persons.

         C. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

         D. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.

                                    ARTICLE X

                      Notice for Nominations and Proposals

         A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the

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Corporation or by any stockholder of the Corporation  entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than thirty-one days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominees, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the stockholder giving such notice (a) his name and address as they appear on the Corporation's books, and (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

         B. Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in this Certificate to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

         C. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

                                   ARTICLE XI

                                    Directors

         A. Number; Vacancies. The number of directors of the Corporation shall be such number, not less than three nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be provided from time to time in or in accordance with the Bylaws of the Corporation, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the board of directors of the

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Corporation,  however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

         B. Classified Board. The board of directors of the Corporation shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. At the first annual meeting of stockholders, directors in Class I shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. At the second annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the third succeeding meeting thereafter. At the third annual meeting of stockholders, directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting. The initial board of directors shall consist of Jack L. Barham and James E. Haseltine in Class 1, Wayne V. Barnes and Ivy L. Rogers in Class 2, and George L. Hall and Gary Lipscomb in Class 3.

         Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

         Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article XI. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

                                   ARTICLE XII

                              Removal of Directors

         Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation, no member of the board of directors of the Corporation may be removed except for cause, and then only by the affirmative vote of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a

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meeting  of the  stockholders  called  for  that  purpose.  Notwithstanding  the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XII shall not apply with respect to the director or directors elected by such holders of preferred stock.


                                  ARTICLE XIII

                      Certain Limitations on Voting Rights

         Notwithstanding any other provision of this Certificate of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

         Further, for a period of five years from April 7, 1995, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Corporation.

         B.       The following definitions shall apply to this Article XIII.

         1. "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of this Certificate of Incorporation.

         2. "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Certificate of Incorporation; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

         (1) which such person or any of its affiliates beneficially owns, directly or indirectly; or

         (2) which such person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of Sections 1 through 5 of Section A of
                  Article XIV) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or

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                  investment   power  with  respect  thereto   pursuant  to  any
                  agreement,   arrangement,   understanding,   relationship   or
                  otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

         (3) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

and provided further, however, that (1) no Director or Officer of this Corporation (or any affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such Director or Officer (or any affiliate thereof), and (2) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

         3. A "person" shall mean any individual, firm, corporation, or other entity.

         C. The Board of Directors shall have the power to construe and apply the provisions of this Article XIII and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common Stock beneficially owned by any person, (ii) whether a person is an affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of the section to the given facts, or (v) any other matter relating to the applicability or effect of this Article XIII.

         D. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holders of record of Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to
(i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, (ii) any other factual matter relating to the applicability or effect of this Article XIII as may reasonably be requested of such person.

         E. Except as otherwise  provided by law or  expressly  provided in this
Article XIII, the presence in person or by proxy, of the holders of record of shares of capital stock of the Corporation

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entitling  the  holders  thereof to cast a majority of the votes  (after  giving effect, if required, to the provisions of this Article XIII) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

         F. The provisions of this Article XIII shall not be applicable to the acquisition of more than 10% of any class of equity security of the Corporation if such acquisition has been approved by a majority of the Continuing Directors, as defined in Article XIV of this Certificate; provided, however, that such approval shall only be effective if such continuing directors shall have the power to construe and apply the provisions of this Article XIII and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (a) the number of shares beneficially owned by any person, (b) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (c) the application of any other material fact relating to the applicability or effect of this Article XIII. Any constructions, applications, or determinations made by the Continuing Directors pursuant to this Article XIII in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

         G. In the event any provision (or portion thereof) of this Article XIII shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article XIII shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken here from or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Article XIII remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.


                                   ARTICLE XIV

                        Approval of Business Combinations

         A. Standards of Board of Directors' Evaluation of an Offer. The Board of Directors of the Corporation, when evaluating any offer of another Person to effect a Business Combination shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including, without limitation: (i) the social and economic effects of acceptance of such offer on its depositors, borrowers, other customers, employees, and creditors of the Corporation and its Subsidiaries, and on the communities in which the Corporation and its Subsidiaries operate or are located; (ii) the ability of the Corporation and its Subsidiaries to fulfill the objectives of a bank and/or savings bank and/or savings and loan association holding company, as applicable, and of commercial banking and/or savings bank and/or savings and loan entities, as applicable, under applicable federal and state statutes and regulations;
(iii) the business and financial condition and prospects and earnings prospects of the Person or Persons proposing the Business Combination, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the Business Combination, and other likely financial obligations of such Person or Persons, and the possible effect of such conditions and prospects upon the Corporation and its Subsidiaries and the communities in which the Corporation and its Subsidiaries are located; (iv) the competence, experience, and integrity of the Person or Persons proposing the Business Combination and its or their management; and (v) the prospects for successful conclusion of the proposed Business Combination. The provisions of this Article XIV shall be deemed solely to grant discretionary authority to the Board of Directors and shall not be deemed to provide any constituency the right to be considered or to compel the consideration of its interests.

         B. General Requirement. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of "Voting Stock" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination", as defined and set forth below:

                  1.  Any  merger,  reorganization,   or  consolidation  of  the
Corporation or any of its Affiliates (as defined in Article XIII of this Certificate) with or into any Principal Shareholder (as hereinafter defined);

                  2. Any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or in a series of related transactions) of all or a "Substantial Part" (as hereinafter defined) of the assets of the Corporation or any of its Affiliates to any Principal Shareholder;

                  3. Any sale, lease, exchange, or other transfer (in one transaction or in a series of related transactions) by any Principal Shareholder to the Corporation or any of the Corporation's Affiliates of any assets, cash, or securities in exchange for shares of Voting Stock (or of shares of stock of any of the Corporation's Affiliates entitled to vote in the election of directors of such Affiliate or securities convertible into or exchangeable for shares of Voting Stock or such stock of an Affiliate, or options, warrants, or rights to purchase shares of Voting Stock or such stock of an Affiliate);

                  4. The adoption at any time when there exists any Principal Shareholder of any plan or proposal for the liquidation or dissolution of the Corporation; and

                  5. Any reclassification of securities (including any reverse stock split), recapitalization, or other transaction at any time when there exists any Principal Shareholder if such reclassification, recapitalization, or other transaction would result in a decrease in the number of holders of the outstanding shares of Voting Stock.

         The affirmative vote required by this Article XIV shall be in addition to the vote of the holders of any class or series of stock of the Corporation otherwise required by law, by any other Article of this Certificate, as amended, by any resolution of the Board of Directors providing for the issuance of a class or series of stock, or by any agreement between the Corporation and any national securities exchange.

         C.       Certain Definitions.  For the purposes of this Article XIV:

                  1. The term "Principal Shareholder" shall mean and include any individual, Corporation, partnership, or other person or entity which, together with its "Affiliates" and "Associates" (as defined in Article XIII of this Certificate), "beneficially owns" (as defined in Article XIII of this Certificate) in the aggregate ten percent (10%) or more of the outstanding shares of Voting Stock, and any Affiliate or Associate of any such individual, corporation, partnership, or other person or entity.

                  2. The term "Substantial Part" shall mean more than twenty-five percent (25%) of the fair market value of the total assets of the Corporation, as of the end of its most recent fiscal quarter ending prior to the time the determination is being made.

                  3. The term "Voting Stock" shall mean the stock of the Corporation entitled to vote in the election of directors.

                  4. Any corporation, partnership, person, or entity will be deemed to be a "beneficial owner" of or to own beneficially any share or shares of stock of the Corporation: (a) which it owns directly, whether or not of record; or (b) which it has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise, or which it has the right to vote pursuant to any agreement, arrangement, or understanding; or (c) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (b) above) by any Affiliate or Associate; or (d) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (b) above) by any other corporation, person, or entity with which it or any of its Affiliates or Associates have any agreement or arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of Voting Stock.

         For the purpose only of determining the percentage of the outstanding shares of Voting Stock which any corporation, partnership, person, or other entity beneficially owns, directly or indirectly, the outstanding shares of Voting Stock will be deemed to include any shares of Voting Stock which such corporation, partnership, person or other entity beneficially owns pursuant to the foregoing provisions of this subsection (whether or not such shares of Voting Stock are in fact issued or outstanding), but shall not include any other shares of Voting Stock which may be issuable either immediately or at some future date pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, exchange rights, warrants, options, or otherwise.

         D. Exceptions. The provisions of this Article XIV shall not apply to a Business Combination which is approved by two-thirds of those members of the Board of Directors who were directors prior to the time when the Principal Shareholder became a Principal Shareholder (the "Continuing Directors"). The provisions of this Article XIV also shall not apply to a Business Combination which (a) does not change any shareholder's percentage ownership in the shares of stock entitled to vote in the election of directors of any successor of the Corporation from the percentage of the shares of Voting Stock owned by such shareholder; (b) provides for the provisions of this Article XIV, without any amendment, change, alteration, or deletion, to apply to any successor to the Corporation; and (c) does not transfer all or a Substantial Part of the Corporation's assets other than to a wholly-owned subsidiary of the Corporation.

         E. Additional Provisions. Nothing contained in this Article XIV, shall be construed to relieve a Principal Shareholder from any fiduciary obligation imposed by law. In addition, nothing contained in this Article XIV shall prevent any shareholders of the Corporation from objecting to any Business Combination and from demanding any appraisal rights which may be available to such Shareholder.

         F. Notwithstanding Article XX or any provisions of this Certificate or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate or the Bylaws of the Corporation), the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series) shall be required to amend or repeal this Article XIV or adopt any provisions inconsistent with this Article XIV.

                                   ARTICLE XV

                             Fair Price Requirements

         A.  General  Requirement.  No  "Business  Combination"  (as  defined in
Article XIV) shall be effected unless all of the following conditions, to the extent applicable, are fulfilled.

                  1. The ratio of (a) the aggregate amount of the cash and the fair market value of the other consideration to be received per share by the holders of the common stock of the Corporation in the Business Combination to
(b) the "Market Price" (as hereinafter defined) of the common stock of the Corporation immediately prior to the announcement of the Business Combination or the solicitation of the holders of the common stock of the Corporation regarding the Business Combination, whichever is first, shall be at least as great as the ratio of (x) the highest price per share previously paid by the "Principal Shareholder" (as hereinafter defined) (whether before or after it became a Principal Shareholder) for any of the shares of common stock of the Corporation at any time beneficially owned, directly, or indirectly, by the Principal Shareholder to (y) the Market Price of the common stock of the Corporation on the trading date immediately prior to the earliest date on which the Principal Shareholder (whether before or after it became a Principal Shareholder) purchased any shares of common stock of the Corporation during the two year period prior to the date on which the Principal Shareholder acquired the shares of common stock of the Corporation at any time owned by it for which it paid the highest price per share (or, if the Principal Shareholder did not purchase any shares of common stock of the Corporation during the two year period, the Market Price of the common stock of the Corporation on the date of two years prior to the date on which the Principal Shareholder acquired the shares of common stock of the Corporation at any time owned by it for which it paid the highest price per share).

                  2. The aggregate amount of the cash and the fair market value of the other consideration to be received per share by the holders of the common stock of the Corporation in the Business Combination shall be not less than the highest price per share previously paid by the Principal Shareholder (whether before or after it became a Principal Shareholder) for any of the shares of common stock of the Corporation at any time beneficially owned, directly or indirectly, by the Principal Shareholder.

                  3. The consideration to be received by the holders of the common stock of the Corporation in the Business Combination shall be in the same form and of the same kind as the consideration paid by the Principal Shareholder in acquiring the majority of the shares of common stock of the Corporation already beneficially owned, directly or indirectly, by the Principal Shareholder.

         The conditions imposed by this Article XV shall be in addition to all other conditions (including, without limitation, the vote of the holders of any class or series of stock of the Corporation) otherwise imposed by law, by any other Article of this Certificate, by any resolution of the Board of Directors providing for the issuance of a class or series of stock, or by any agreement between the Corporation and any national securities exchange.

         B. Certain Definitions. For the purpose of this Article XV, the definitions of "Business Combination," "Principal Shareholder", "Substantial Part", "Voting Stock," and "Beneficial Owner" set forth in Article XIV will apply to this Article XV.

         The "Market Price" of the common stock of the Corporation shall be the mean between the high "bid" and the low "asked" prices of the common stock in the over-the-counter market on the day on which such value is to be determined or, if no shares were traded on such date, on the next preceding day on which such shares were traded, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other national quotation service. If the common stock of the Corporation is not regularly traded in the over-the-counter market but is registered on a national securities exchange or traded in the national over-the-counter market, the market value of the common stock shall mean the closing price of the common stock on such national securities exchange or market on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by the National Quotation Bureau, Incorporated or other national quotation service. If no such quotations are available, the fair market value of the date in question of a share of such stock as determined by the Board of Directors in good faith; and in the case of property other than cash or stock, the fair market value of such property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

         C. Exceptions. The provisions of this Article XV shall not apply to a Business Combination which was approved by two-thirds of those members of the Board of Directors of the Corporation who were directors prior to the time when the Principal Shareholder became a Principal Shareholder. The provisions of which this Article XV also shall not apply to a Business Combination which (a) does not change any shareholder's percentage ownership in the shares of stock entitled to vote in the election of directors of any successor of the Corporation from the percentage of the shares of Voting Stock beneficially owned by such shareholder; (b) provides for the provisions of this Article XV, without any amendment, change alteration, or deletion, to apply to any successor to the Corporation; and (c) does not transfer all or a Substantial Part of the Corporation's assets other than to a wholly-owned subsidiary of the Corporation; provided, however, that nothing contained in this Article XV shall permit the Corporation to issue any of its shares of Voting Stock or to transfer any of its assets to a wholly-owned subsidiary of the Corporation if such issuance of shares of Voting Stock or transfer of assets is part of a plan to transfer such shares of Voting Stock or assets to a Principal Shareholder.

         D. Additional Provisions. Nothing contained in this Article XV shall be construed to relieve a Principal Shareholder from any fiduciary obligation imposed by law. In addition, nothing contained in this Article XV shall prevent any shareholders of the Corporation from objecting to any Business Combination and from demanding any appraisal rights which may be available to such shareholders.

         E. Notwithstanding Article XX or any other provisions of this Certificate or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate or the Bylaws of the Corporation), the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series) shall be required to amend or repeal or adopt any provisions inconsistent with this
Article XV.

                                   ARTICLE XVI

                              Evaluation of Offers

         The Board of Directors of the Corporation, when evaluating any offer to
(A) make a tender or exchange offer for any equity security of the  Corporation,
(B) merge or consolidate the Corporation  with another  corporation or entity or
(C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer: on the Corporation's present and future customers and employees and those of its subsidiaries; on the communities in which the Corporation and its subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objective as a savings and loan holding company under applicable statutes and regulations; and on the ability of its subsidiary savings bank to fulfill the objectives of a stock form savings bank under applicable statutes and regulations.


                                  ARTICLE XVII

                       Elimination of Directors' Liability

         Directors of the Corporation shall have no liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XVII shall not eliminate liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which a director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any  repeal  or  modification   of  the  foregoing   paragraph  by  the
stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE XVIII

                                 Indemnification

         A. Persons. The Corporation shall indemnify, to the extent provided in paragraphs B, D or F:

         1. any person who is or was a director, officer, employee, of the Corporation; and

                  2. any person who serves or served at the Corporation's request as a director, officer, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.

         B. Extent -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph C, for expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

         C. Standard -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation, a person named in paragraph A shall be indemnified only if:

                  1.  he is successful on the merits or otherwise; or

                  2. he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article XIV of this Certificate) not approved by the board of directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable to the Corporation unless (and only to the extent that) the Court of Chancery or the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         D. Extent -- Nonderivative Suits. In case of a threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

         E. Standard -- Nonderivative Suits. In case of a nonderivative suit, a person named in paragraph A shall be indemnified only if:

                  1.  he is successful on the merits or otherwise; or

                  2. he acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article XIV of this Certificate) not approved by the board of directors and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this paragraph E.2.

         F. Determination That Standard Has Been Met. A determination that the standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in paragraph C.2 (second sentence), the determination may be made by:

         1. the board of directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit or proceeding; or

                  2. independent legal counsel (appointed by a majority of the disinterested directors of the Corporation, whether or not a quorum) in a written opinion; or

                  3.  the stockholders of the Corporation.

         G. Proration. Anyone making a determination under paragraph F may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

         H. Advance Payment. The Corporation may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under paragraphs A-G if the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he is not entitled to indemnification by the Corporation under paragraphs A-G.

         I. Nonexclusive. The indemnification and advancement of expenses provided by paragraphs A-H or otherwise granted pursuant to Delaware law shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         J. Continuation. The indemnification and advance payment provided by paragraphs A-H shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

         K. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph A, against any liability asserted against him and incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A-H of this Article XVIII.

         L. Savings Clause. If this Article XVIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article XVIII that shall not have been invalidated and to the full extent permitted by applicable law.

         If Delaware  law is amended to permit  further  indemnification  of the directors, officers, employees and agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by Delaware law, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent existing at the time of such repeal or modification.

                                   ARTICLE XIX

                     Amendment of Bylaws of the Corporation

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation. Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws of the Corporation shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

                                   ARTICLE XX

                    Amendment of Certificate of Incorporation

         The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles IX, X, XI, XII, XIII, XIV, XV, XVI, XVII, XVIII, XIX, and this
Article XX of this Certificate may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).